QuickLinks -- Click here to rapidly navigate through this document

Exhibit 24.1

POWERS OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of Heritage Oaks Bancorp, a California corporation (the "Company"), does hereby constitute and appoint Simone F. Lagomarsino and Mark K. Olson and each of them (with full power to each of them to act alone), his/her true and lawful attorneys in fact and agents for him/her and on his/her behalf and in his/her name, place and stead in any and all capacities and particularly as a director of the Company, to sign, execute and file any of the documents referred to below relating to the registration of shares of the Company's common stock:

  A Registration Statement of the Company respecting the shares of Company common stock to be issued pursuant to certain purchase agreements for shares of common and preferred equity issued through a private placement in March 2010, on Form S-1, under the Securities Act of 1933, as amended, and any and all amendments to the Registration Statement, including Post-Effective Amendments with all exhibits and any and all documents required to be filed with respect thereto with the Securities and Exchange Commission and/or any regulatory authority for any state in the United States of America;

granting unto said attorneys and each of them full power and authority to do and perform every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as he/she might or could do if personally present, hereby ratifying and confirming all that said attorneys in fact and agents or each of them may lawfully do or cause to be done by virtue hereof.

        WITNESS the signatures of the undersigned this 25 day of April 2013.

/s/ MICHAEL J. MORRIS MICHAEL J. MORRIS	Chairman of the Board
/s/ DONALD H. CAMPBELL DONALD H. CAMPBELL	Vice Chairman of the Board
/s/ SIMONE F. LAGOMARSINO SIMONE F. LAGOMARSINO	Director, President and Chief Executive Officer
/s/ MICHAEL J. BEHRMAN, M.D. MICHAEL J. BEHRMAN, M.D.	Director
/s/ MARK C. FUGATE MARK C. FUGATE	Director
/s/ DOLORES T. LACEY DOLORES T. LACEY	Director
/s/ JAMES J. LYNCH JAMES J. LYNCH	Director

/s/ DANIEL J. O'HARE DANIEL J. O'HARE	Director
/s/ MICHAEL E. PFAU MICHAEL E. PFAU	Director
/s/ ALEXANDER F. SIMAS ALEXANDER F. SIMAS	Director
/s/ LAWRENCE P. WARD LAWRENCE P. WARD	Director

QuickLinks

  Exhibit 24.1
POWERS OF ATTORNEY